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                                                                    EXHIBIT 21.1

NEW PARENT:  HANOVER COMPRESSOR COMPANY A DELAWARE CORPORATION
NEW NAME FOR OPERATING CO.:  HANOVER COMPRESSION INC. ("HCI") (F/K/A HCC)

1. Hanover Acquisition Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.

2. Hanover Compressor Columbia, Inc., a Delaware corporation and a wholly-owned Subsidiary of HCI.

3. Hanover Land Limited Partnership, a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.

4. Hanover Maintech, Limited Partnership ("HMLP"), a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.

5. Hanover/Smith, Limited Partnership, a Delaware Ltd. Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.

6. H.C.C. Compressor de Venezuela, C.A., a Venezuelan corporation ("H.C.C. Venezuela") and a wholly-owned Subsidiary of HCI.

7. Proyecto Gas Natural, PGN, C.A., a Venezuelan corporation and a wholly-owned Subsidiary of H.C.C. Venezuela.

8. HCI owns 99.992% of the issued and outstanding stock of Contract Compression International Argentina, S.A., an Argentinean corporation ("CCIA"). HMLP owns the remaining 0.008% of CCIA stock.

9. Hanover Compressor Holding Company NL B.V., a Dutch company ("Hanover Holding") and a wholly-owned Subsidiary of HCI.

10. Hanover Cayman Limited, a Cayman Islands company ("Hanover Cayman") and a wholly-owned Subsidiary of HCI.

11. HCC owns Hanover Compressor Company Bolivia, Ltd., a Bolivian company ("Hanover Bolivia"), of which it owns 99.99% of the issued and outstanding stock. Hanover Cayman owns the remaining 0.01%.

12. Hanover Cayman owns 60% of the issued and outstanding stock of Hanover/Enron Venezuela, Ltd., a Cayman Islands company.

13. HCI owns 99.99% of the membership interests of Hanover Compressor Mexico SRL, a Mexican limited liability company ("Hanover Mexico"). Hanover Cayman owns the remaining 0.01% of said membership interests. Inactive.

14. Hanover Compressor Sucursal Mexico, a Mexican branch and a wholly-owned Subsidiary of HCI.
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15. HCI owns 35% of Hanover/Cosacol Consortium, a Columbian consortium.

16. HCI owns 51% of Hanover Compressor Colombia Ltd., a Colombian limitada.

17. HCI owns 99% of the membership interests of 3013442 Nova Scotia Co., a Nova Scotia unlimited liability company. Renamed Collicutt Hanover Compression Co. HMLP owns the remaining 1% of said membership interests.

18. HCI owns 35% of Collicutt Hanover Services Ltd. and Coll-Tech Ignition System, Ltd., Canadian corporations.

19. Hanover International Trade Corporation a West Indies (Barbados) corporation. Inactive.

20. Hanover Trade Corporation a West Indies (Barbados) corporation.

21. Proyecto Gas Natural, PGN, C.A. owns 100% of Servi Compressores, C.A. a Venezuela corporation.

22. Hanover Asia, Inc., a Delaware Corporation is 100% owned by HCI.

23. Hanover MAC, LLC is owned 100% by HCI and it owns .001% of Meter Acquisition Co. LP ( A Delaware LLP).

24. Hanover Measurement LLC, a Delaware LLC is owned 100% by HCI and it owns .001% of Hanover Measurement Service Co. LP, a Delaware LP.

25. HCC Holdings Inc., a Delaware Corporation, is 100% owned by HCI and it owns 52.499% of Hanover Measurement Service Company LP, a Delaware LP and 19.999% of Meter Acquisition Co. LP (Delaware LLP).

26. CDI Holdings, Inc., a Delaware Corporation, is 100% owned by HCI.

27. Compressor Dynamics, Inc., a Delaware Corporation, is 100% owned by CDI Holding, Inc.

28. Contract Engineering and Operating, a Texas Corporation, is 100% owned by
    HCI.

29. Unit Partners Inc., a Texas Corporation, is 100% owned by HCI.

30. Victoria Compression Services, Inc., a Texas Corporation, is 100% owned by HCI.

31. Hanover General Holdings, Inc., is a Delaware Corporation, 100% owned by
    HCI.

32. Hanover Compressor Limited Holdings, LLC, is a Delaware LLC, 100% owned by Hanover General Holdings, Inc.

33. Eureka Energy Limited Partnership, a Delaware Limited Partnership, is owned 1% by Hanover General Holdings, inc. and 99% by Hanover Compressor Limited Holdings, LLC.

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34. Hanover Measurement Services Company, L.P. , general partner is Hanover
    Measurement, LLC, which owns .001%, while HCC Holding, Inc. owns 52.499%.

35. HC Cayman LLC, is a Delaware Corporation, 100% owned by HCI.

36. Meter Acquisition Company LP, LLLP, a Delaware LLLP is owned .001% by Hanover MAC, LLC and 19.999% by HCC Holding, Inc.

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